As filed with the Securities and Exchange Commission on June 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAPOLLA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3545304
(State of Incorporation)	(I.R.S. Employer Identification No.)

15402 Vantage Parkway East, Suite 322, Houston, Texas  77357
Phone: (281) 219-4700  Fax: (281) 219-4710
(Address and telephone number of registrant’s principal executive offices)

Alfred V. Greco, Esquire
Sierchio Greco & Greco, LLP
199 Main Street, 7th Floor, White Plains, New York  10601
Phone: (914) 682-3030  Fax: (914) 682-3035
(Name, address, and telephone number of agent for service)

From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, PV $.01 per share, issuable upon Conversion of 10% Convertible Note Due 2010	2,500,000 shares	$.80	$2,000,000	$61.40
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrant	250,000 shares	$.55	$137,500	$4.22
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrants	750,000 shares	$.63	$472,500	$14.51
Common Stock, PV $.01 per share, issuable upon Exercise of Common Stock Warrant	750,000 shares	$.77	$577,500	$17.73
Total	4,250,000 shares		$3,187,500	$97.86
_____________
(1)
In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2007

PROSPECTUS

LAPOLLA INDUSTRIES, INC.

4,250,000 Shares
Common Stock

This prospectus covers a total of up to 4,250,000 shares of our common stock, par value $.01 per share (the “Shares”) that may be offered from time to time by the selling shareholders named in this prospectus. The shares being offered by this prospectus consist of:

•	up to 2,500,000 shares issuable upon the conversion of a 10% Convertible Term Note maturing February 28, 2010 issued by us to the selling shareholders; and

•	up to 1,750,000 shares issuable upon the exercise of warrants expiring February 29, 2012 issued by us to the selling shareholders.

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the above-described note and warrants by reason of anti-dilution rights, stock splits, stock dividends, or similar events. The foregoing note and warrants were acquired by the selling shareholders pursuant to private transactions that closed on February 21, 2007 and June 12, 2007.

We are registering these shares of our common stock for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or successors. We will not receive any proceeds from the sale of the 2,500,000 shares upon the conversion of any or all of the 10% Convertible Term Note (“Convertible Note”) by the selling shareholders. We will receive proceeds from the exercise of any of the 1,750,000 warrants, if exercised, by the selling shareholders, which will equal the exercise price multiplied by the number of warrants exercised. These Shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 10.

Our common stock is traded on the American Stock Exchange under the symbol “LPA.” On June 7, 2007, the last reported sale price of our common stock was $.51 per share.

Investing in our common stock involves a high degree of risk.  Please consider the “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 20, 2007.

i

ABOUT THIS PROSPECTUS

As used in this prospectus and any prospectus supplement, “LaPolla” and the "Company" or "Us" or "We" or “Our” refer to the LaPolla Industries, Inc., unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, selling shareholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling shareholders may offer. A selling holder may be required to provide you with a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to any person to sell or the solicitation of an offer to buy securities in any jurisdiction wherein it is unlawful to make such offer or solicitation. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy all of these documents at the SEC’s public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as LaPolla, that file electronically with the Securities and Exchange Commission (http://www.sec.gov). You can also inspect reports and other information about us at the office of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain information that we have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents we filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the Year Ended December 31, 2006;
•	The Proxy Statement for our 2007 Annual Meeting of Stockholders as filed on Schedule 14C on April 30, 2007;
•	Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2007;
•	Current Reports on Form 8-K filed on January 18, 2007, February 23, 2007, March 30, 2007, April 24, 2007; June 12, 2007, and June 14, 2007; and
•	The description of our common stock contained in our Registration of Securities on Form 8-A dated June 12, 2002, including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus are all documents that we may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the selling security holders stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy and information statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of any of these documents, the convertible term note, warrants for the purchase of shares of common stock, and registration rights agreement at no cost by writing us at the following address or calling us at the following phone number:

Attn: Corporate Secretary
LaPolla Industries, Inc.
Intercontinental Business Park
15402 Vantage Parkway East, Suite 322
Houston, Texas 77032
(281) 219-4700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	changes in regulatory and general economic environment related to foam and coating products in the construction industry;
•	conditions in the capital markets and the availability of capital;
•
changes in the competitive marketplace that could affect the Company’s revenue and/or costs and expenses, such as increased competition, lack of qualified management or other personnel, and increased inventory costs;

•	economic downturns, consolidations, and technological changes in the industries we serve;
•	the seasonality and quarterly variations we experience in our revenue;
•	expectations concerning contingent matters, including the expected outcome of claims, lawsuits and proceedings;
•	the outcome of our plans for future operations and growth, including potential backlogs and acquisitions; and
•	the matters discussed in the Risk Factors section of this prospectus.

We believe these forward- looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. It does not contain all of the information that is necessary for you to understand the terms of the convertible term note or warrants for the purchase of shares of common stock and the shares of our common stock issuable upon conversion of the convertible term note or exercise of warrants. You should read carefully this entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto.

About Us

We are a leading national manufacturer and distributor of foam and coating products for the construction markets. In addition, we manufacture and/or distribute certain paints, sealants, adhesives, equipment, and other related ancillary products complementary to our core foam and coating businesses. Sales are focused on roofing, insulation, paint, and general contractors throughout the nation in the roofing, construction, and paint industries. Our national marketing and sales capabilities are driven by direct sales, independent manufacturer representatives and stocking distributors, strategically positioned on a state or regional basis. Limited international expansion is also underway.

Our executive offices are located at Intercontinental Business Park, 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032, and our telephone number at that address is (281) 219-4700. Our Internet website address is http://www.lapollaindustries.com and all of our filings with the Securities and Exchange Commission are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

Shares Offered By This Prospectus

As disclosed in our Current Reports on Form 8-K filed on February 23, 2007 and June 14, 2007, which are incorporated by reference into this prospectus, on February 21, 2007, we entered into a Revolving Credit and Term Loan Agreement (“Credit Facility”), Convertible Note, three tranches of warrants, and a related Registration Rights Agreement with ComVest Capital, LLC (“ComVest”), and on June 12, 2007, we entered into an amendment to that Credit Facility (“Amendment No. 1”), which resulted in amending and restating the Convertible Note, issuance of a new warrant, and modifications to existing warrants issued by us on February 21, 2007. At the time we entered into the Credit Facility, including and as modified by Amendment No. 1, and the related agreements contemplated thereby, we issued the following securities to ComVest for the following consideration:

•
A Convertible Note, with a maturity date of February 28, 2010, in the original principal amount of $2,000,000, which amount is convertible into up to 2,500,000 shares of Common Stock at a price of $.80 per share, subject to certain adjustments as set forth in the Convertible Note (the “Conversion Price”);

•
Warrant No. CV-1 (“Warrant CV-1”) to purchase up to 500,000 shares of Common Stock at an exercise of $.63 per share, subject to certain adjustments as set forth in the Warrant CV-1, with a termination date of February 29, 2012;

•
Warrant No. CV-2 (“Warrant CV-2”) to purchase up to 500,000 shares of Common Stock, of which 250,000 shares at an exercise of $.63 per share and 250,000 shares at an exercise price of $.77 per share, subject to certain adjustments as set forth in the Warrant CV-2, with a termination date of February 29, 2012;

•
Warrant No. CV-3 (“Warrant CV-3”) to purchase up to 500,000 shares of Common Stock at an exercise of $.77 per share, subject to certain adjustments as set forth in the Warrant CV-3, with a termination date of February 29, 2012; and

•
Warrant No. CV-4 (“Warrant CV-4”) to purchase up to 250,000 shares of Common Stock at an exercise of $.55 per share, subject to certain adjustments as set forth in the Warrant CV-4, with a termination date of February 29, 2012.

We have agreed to register the resale of the shares of common stock issuable to ComVest upon the conversion of the Convertible Note and the shares issuable to ComVest upon exercise of the foregoing warrants. We are registering these shares for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or successors. We will not receive any proceeds from the sale of these shares by the selling shareholders. However, to the extent any Selling Shareholder of the warrants pays cash on exercise of its warrants to purchase Shares covered by this prospectus, we shall receive and retain such exercise amounts. Warrants also contain a cashless exercise feature. These shares are being registered to permit the selling shareholders to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 10.

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. You should read this prospectus together with the more detailed information that appears elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

We are subject to a number of risks, which you should be aware of before you decide to buy our common stock. These risks are discussed more fully in the “RISK FACTORS” section of this prospectus.

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus. The common stock is not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the prospectus or prospectus supplement, as applicable.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks we describe below before deciding to invest in our common stock. The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus. Although the factors listed below are considered to be the most significant factors, they should not be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles which may adversely affect our business. This discussion contains forward-looking statements. See “FORWARD-LOOKING STATEMENTS” for a discussion of uncertainties, risks and assumptions associated with these statements.

Risks Related to Our Business

• New Manufacturing Operations — We recently established our first polyol blending facility. This blending operation was established as part of our strategy to improve the gross margins for the polyurethane foam systems that we sell in our foam segment and to provide an innovative polyol product for our customers. Our polyurethane foam systems are comprised of two basic components, polyols and isocyanates, each of which is 50% of the overall finished good sold to our customers. We do not manufacture the isocyanates and are required to obtain this constituent part which is available from a variety of suppliers in the ordinary course of our business. Although we now manufacture the polyols in our own facilities instead of purchasing the polyols and isocyanates as finished goods and redistributing them as we have done in the past, we may experience technical and other difficulties with the ramp-up and roll-out of our polyurethane foam systems, which may significantly affect our operations and results.

• Availability and Cost of Raw Materials — Certain raw materials are critical to our production processes and sales growth and our operating results are significantly affected by the cost of these raw materials. These include not only titanium dioxide and other resins in our coatings and paints segments, but also polyols and catalysts for our foam segment. Although we do not manufacture the isocyanates sold as part of our polyurethane foam systems, the isocyanates are a component of the finished good sold to our customers and a raw material for our purposes. We have made, and plan to continue to make, supply arrangements to meet planned operating requirements for the future. However, volatility in raw material costs, interruption in ordinary sources of supply and an inability to recover unanticipated increases in raw material costs from customers could result in lost sales or significantly increase the cost of doing business and profitability. We may not be able to fully offset the impact of higher raw materials through price increases or productivity improvements.

• Retention of Key Personnel — Our success depends upon our retention of key managerial, technical, selling and marketing personnel. The loss of the services of key personnel might significantly delay or prevent the achievement of our development and strategic objectives.  We must continue to attract, train and retain managerial, technical, selling and marketing personnel. Competition for such highly skilled employees in our industry is high, and we cannot be certain that we will be successful in recruiting or retaining such personnel. We also believe that our success depends to a significant extent on the ability of our key personnel to operate effectively, both individually and as a group. If we are unable to identify, hire and integrate new employees in a timely and cost-effective manner, our operating results may suffer.

• Competition — The industries in which we compete are highly competitive, and we may not be able to compete effectively with our competitors that have greater financial resources, which could have a material adverse effect on our business, results of operations and financial condition. Among our competitors are several large, global competitors and many smaller regional ones in most of our business segments that have their own raw material resources. Some of these companies may be able to produce products more economically than we can. In addition, these global competitors have greater financial resources, which may enable them to invest significant capital into their businesses, including expenditures for research and development. Inability to compete effectively primarily in our foam and coatings segments could adversely impact sales and financial performance. The foam segment competes with three global chemical companies, BASF Corporation, Bayer MaterialsScience – Polyurethanes, and The Dow Chemical Company, as well as with several regional competitors in the United States. The coatings segment competes with several regional competitors in the United States. Availability, product credentials, approvals and performance, pricing, technical and customer service are major competitive factors in the foam and coatings segments. In addition, increased competition in our foam and coatings segments could compel us to reduce the prices of our products, which could result in reduced profit margins, loss of market share and have a material adverse effect on our business, results of operations, financial condition, and liquidity.

• Overall Economic Conditions and Demand for Products — General economic conditions in markets in which we do business can impact the demand for our goods. Decreased demand for our products can have a negative impact on our financial performance and cash flow. Demand for our products depends on the general economic conditions affecting the industries in which we do business. A downturn in economic conditions in an industry served by us may negatively impact demand for our products, in turn negatively impacting our operations and financial results. Further, changes in demand for our products can magnify the impact of economic cycles on our businesses.

• Insurances — In light of general business requirements and historical experience, we carry a variety of insurances to cover certain risks in amounts that we believe are sufficient to meet our anticipated needs. Nevertheless, the occurrence of an unforeseen event for which we do not have adequate insurance could result in a negative impact on our financial results and cash flow. There is no assurance that we will collect insurance proceeds to which we are entitled if an insurer’s business fails or it refuses to pay in a timely manner. Further, there is no assurance that we will not incur losses beyond the limits of, or outside the coverage of, our insurance policies.

• Information Technology Systems — The security of our Information Technology Systems could be compromised, which could adversely affect our ability to operate. We utilize Microsoft Great Plains accounting software and other software technologies for the distribution of information within our internal organization (“IT Systems”). These IT Systems are potentially vulnerable to interruption from viruses, hackers or system breakdown. To mitigate these risks, we have implemented a variety of security measures, including virus protection, redundancy procedures and recovery processes. A significant system interruption, however, could seriously affect our business operation and financial condition.

• Litigation — We are involved in various lawsuits and claims arising in the ordinary course of business, some of which are related to prior discontinued operations. There is a risk that a lawsuit may be settled or adjudicated for an amount that is not insured. Any such uninsured amount could have a significant impact on our financial condition and cash flow.

• History of Losses — Our history of net losses may have a negative impact on our business, including our ability to fund operations, make capital expenditures and service debt obligations. Persistent continued net losses would likely negatively affect our ability to meet such obligations over the long-term. Our history of net losses may also increase our cost of borrowing and make it more difficult and/or expensive to take advantage of opportunities for growth.

• Operating Risks — Our operations involve risks that may increase our operating costs, which could have a material adverse effect on our business, results of operations and financial condition. Although we take precautions to enhance the safety of our operations and minimize the risk of disruptions, our operations are subject to hazards inherent in the manufacturing of chemical products. These hazards include chemical spills, pipe leaks and ruptures, storage tank leaks, discharges or releases of hazardous substances or other hazards incident to the manufacturing, processing, handling, transportation and storage of chemicals. We are also potentially subject to other hazards, including natural disasters and severe weather, explosions, fires, and transportation problems, which result in interruptions, spills, leaks, mechanical failures, unscheduled downtimes, labor difficulties, remediation complications, and other risks. Any serious disruption at any of our facilities could impair our ability to use our facilities and have a material adverse impact on our revenues and increase our costs and expenses. If there is a natural disaster or other serious disruption at any of our facilities, it could impair our ability to adequately supply our customers and negatively impact our operating results.

• Environmental and Safety Regulations — We are subject to many environmental and safety regulations that may result in unanticipated costs or liabilities, which could have a material adverse effect on our business, results of operations and financial condition. We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities, which could have a material adverse effect on our business, results of operations and financial condition. In addition, we could incur significant expenditures in order to comply with existing or future environmental or safety laws. Capital expenditures and costs relating to environmental or safety matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose requirements on our operations. Therefore, we cannot assure you that capital expenditures and costs beyond those currently anticipated will not be required under existing or future environmental or safety laws.

• Proprietary Know-How and Trade Secrets — We rely upon unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these confidentiality agreements may be breached, may not provide meaningful protection for our trade secrets or proprietary know-how, or adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and know-how. In addition, others could obtain knowledge of our trade secrets through independent development or other access by legal means. The failure of our confidentiality agreements to protect our proprietary know-how and trade secrets could have a material adverse effect on our business, results of operations, financial condition, and liquidity.

• Acquisitions — As part of our business strategy, we regularly consider and, as appropriate, make acquisitions of technologies, products and businesses that we believe are complementary to our business. Acquisitions typically entail many risks and could result in difficulties in integrating the operations, personnel, technologies and products of the companies acquired, some of which may result in significant charges to earnings. If we are unable to successfully integrate our acquisitions with our existing business, we may not obtain the advantages that the acquisitions were intended to create, which may materially adversely affect our business, results of operations, financial condition and cash flows, our ability to develop and introduce new products and the market price of our stock. In connection with acquisitions, we could experience disruption in our business or employee base, or key employees of companies that we acquire may seek employment elsewhere, including with our competitors. Furthermore, the products of companies we acquire may overlap with our products or those of our customers, creating conflicts with existing relationships or with other commitments that are detrimental to the integrated businesses.

Risks Relating To Our Securities:

• Future Sales — Future sales of our common stock could lower the market price of our common stock. Sales of substantial amounts of our shares in the public market could harm the market price of our common stock, even if our business is doing well. A significant number of shares of our common stock are eligible for sale in the public market under SEC Rules 144, 144(k), and 701, subject in some cases to volume and other limitations. In addition, pursuant hereto, we are registering the resale of:

•	up to 2,500,000 shares reserved and issuable upon the conversion of the Convertible Note maturing February 28, 2010 issued by us to ComVest; and
•	up to 1,750,000 shares reserved and issuable upon the exercise of warrants expiring February 29, 2012 issued by us to the selling shareholders listed herein.

Due to the foregoing factors sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

• Short Sales — The issuance of our stock upon conversion of the Convertible Note and the exercise of the warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing shareholders’ equity and voting rights. The Convertible Note we have issued has the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market’s ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. Falling prices may encourage investors to profit by engaging in short sales by borrowing shares that they do not own in anticipation of a decline in price to enable the seller to cover the sale with a purchase at a later date, at a lower price, and thus at a profit, which further contributes to a decline in the stock price.

• Revolving Credit and Term Loan Agreement Event of Default — If an event of default occurs under the Revolving Credit and Term Loan Agreement, as amended on June 12, 2007, our lender, ComVest, could take possession of substantially all of our assets. In connection with the Revolving Credit and Term Loan Agreement, we granted ComVest a first priority security interest in substantially all of our assets. The Revolving Credit and Term Loan Agreement and attendant Collateral Agreement of even date provide that upon the occurrence of an event of default under the agreement, ComVest shall have the right to take possession of the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. Any attempt by ComVest to foreclose on our assets in the event of a default could likewise cause us to curtail our current operations, which actions will likely materially affect the trading price of our common stock.

• Cash Dividends — We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses, and we do not anticipate paying any cash dividends on our common stock for the foreseeable future. In addition, the terms of existing or any future debts may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be our shareholders’ sole source of gain for the foreseeable future.

• Controlled Company — If the ownership of our common stock continues to be highly concentrated, it may prevent you and other shareholders from influencing significant corporate decisions and may result in entrenchment of management or conflicts of interest that could cause our stock price to decline. As of June 12, 2007, our executive officers, directors, and greater-than-10% shareholders beneficially own or control approximately 60% of the outstanding shares of our common stock. Accordingly, these persons, acting as a group, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These shareholders may also delay or prevent a change of control of our company, even if such a change of control would benefit our other shareholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that entrenchment of management or conflicts of interest may exist or arise.

• Acquisition Bids — Some provisions of our amended and restated certificate of incorporation and bylaws may inhibit potential acquisition bids that you may consider favorable. Our corporate documents contain provisions that may enable our board of directors to resist a change in control of our Company even if a change in control were to be considered favorable by you and other shareholders. These provisions include: (a) advance notice procedures required for shareholders to nominate candidates for election as directors or to bring matters before an annual meeting of shareholders; (b) limitations on persons authorized to call a special meeting of shareholders; (c) a requirement that vacancies in directorships are to be filled by a majority of directors then in office and the number of directors is to be fixed by the board of directors; and (d) no cumulative voting. These and other provisions contained in our amended and restated certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of our Company or our management, including transactions in which our shareholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of shareholders to remove our current management or approve transactions that our shareholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

• Anti-Dilution — We agreed to certain anti-dilution provisions as part of the Convertible Note and warrants, which means, if we issue or sell any additional shares of common stock, other than as provided for in these agreements, for a price per share that is less than the conversion or exercise price then in effect, then and in each such case, the then applicable conversion or exercise price will automatically be reduced according to an agreed formula. If this occurs, the number of shares of our common stock that are issuable upon conversion of the Convertible Note and warrants will increase, which may materially dilute existing shareholders’ equity and voting rights.

• American Stock Exchange Compliance Plan — We received notice from the American Stock Exchange (“Exchange”) that after review of our Form 10-K for the fiscal year ended December 31, 2006, we did not meet certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company is not in compliance with Section 1003(a)(iii) of the Exchange’s Company Guide with shareholders’ equity of less than $6 Million and losses from continuing operations and/or net losses in its five most recent fiscal years. The notice required us to submit a plan by May 21, 2007, advising the Exchange of the action we have taken, or will take, to bring us into compliance with the continued listing standards identified above within a maximum of six (6) months from receipt of the notification (“Compliance Plan”). We submitted our Compliance Plan to the Exchange as required. If our Compliance Plan is not accepted, we may be subject to delisting proceedings.  Furthermore, if our Compliance Plan is accepted but we are not in compliance with the continued listing standards at the conclusion of the Compliance Plan Period or do not make progress consistent with the Compliance Plan during the Compliance Plan Period, the Exchange staff will likely initiate delisting proceedings as appropriate. If the Exchange initiates delisting procedures, we may decide to appeal the ruling, and depending on the outcome of the appeal or otherwise, we will pursue having our common stock quoted on the OTC Bulletin Board. If our common stock is delisted from the Exchange, shareholders may experience a decrease in liquidity.

• SEC Reviews — The reports of publicly-traded companies are subject to review by the Securities and Exchange Commission from time to time for the purpose of assisting companies in complying with applicable disclosure requirements and to enhance the overall effectiveness of companies’ public filings, and comprehensive reviews of such reports are now required at least every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply in all material respects with the published rules and regulations of the SEC, we could be required to modify or reformulate information contained in prior filings as a result of an SEC review. Any modification or reformulation of information contained in such reports could be significant and could result in material liability to us and have a material adverse impact on the trading price of our common stock.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling shareholders, although we may receive proceeds from the exercise of warrants by the selling shareholders, if exercised. We cannot guarantee that the selling shareholders will exercise any cash-based warrants. If we do receive any cash from the exercise of the warrants, these proceeds will be used for working capital purposes.

SELLING SHAREHOLDERS

On behalf of the selling shareholders named in the table below (each, a “Selling Shareholder”, and collectively the “Selling Shareholders”)(including their donees, pledgees, transferees or other successors-in-interest who receive any of the Shares covered by this prospectus), we are registering, pursuant to the registration statement of which this prospectus is a part, 4,250,000 shares of our common stock, 2,500,000 of which are issuable upon conversion of our Convertible Note maturing February 28, 2010, and 1,750,000 of which are issuable upon exercise of common stock purchase warrants expiring February 29, 2012, held by the Selling Shareholders. We are registering the Shares being offered under this prospectus for sale from time to time by Selling Shareholders pursuant to a Registration Rights Agreement dated February 21, 2007 entered into between us and ComVest. We are registering the Shares to permit the Selling Shareholders to offer these Shares for resale from time to time. The Selling Shareholders may sell all, some or none of the Shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the Selling Shareholders. For more information, see the section of this prospectus entitled “PLAN OF DISTRIBUTION.”

The following table lists the Selling Shareholders and presents certain information regarding their beneficial ownership of our common stock as well as the number of shares of our common stock they may sell from time to time pursuant to this prospectus. This table reflects holdings as of June 12, 2007. As of June 12, 2007, a total of 53,646,251 shares of our common stock were issued and outstanding. As used in this prospectus, the term “Selling Shareholders” includes the entities listed below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from any of the Selling Shareholders as a gift, pledge or other transfer. Each of the Selling Shareholders listed below has certified that (i) it purchased the shares in the ordinary course of business, and (ii) at the time of purchase of the Shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute such Shares.

			Shares Owned After Sales of Registered Shares (4)(5)
Name of Selling Shareholder (1)	Number of Beneficially Owned Prior to Offering (2)	Number of Shares Registered for Sale (3)	Number	Percentage
ComVest Capital, LLC	4,250,000	4,250,000	—	—
ComVest Capital Management LLC
ComVest Group Holdings, LLC
Michael S. Falk
One North Clematis, Suite 300 West Palm Beach, Florida 33401
________
(1) Based on the information provided pursuant to a joint statement on a Schedule 13G filed with SEC on February 26, 2007, the name of the Reporting Person is ComVest Capital, LLC, a Delaware limited liability company ("ComVest"). ComVest is a private investment company. The managing member of ComVest is ComVest Capital Management LLC, a Delaware limited liability company  ("Management"), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company ("CGH").  Michael Falk ("Falk") is the Chairman and principal member of CGH with full authority to vote and/or sell the Shares. Falk is a citizen of the United States of America. The group of beneficial owners share the same principal business address provided in this table.
(2) LaPolla entered into a Revolving Credit and Term Loan Agreement with ComVest Capital, LLC which occasioned the registration of the 4,250,000 shares. See full discussion under ComVest Credit Facility below.
(3)  The registration statement to which this prospectus relates also covers any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any anti-dilution rights, stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.
(4) Because the Selling Shareholder may sell all, some or none of the shares of common stock which it holds and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the Selling Shareholders upon termination of the offering. The information set forth in the table above regarding the beneficial ownership after resale of shares is based on the hypothetical assumption that the Selling Shareholders will sell all of the shares of common stock owned by it and covered by this prospectus.
(5) The categories specified assume that the Selling Shareholders dispose of all the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. The Selling Shareholders are not representing, however, that any of the shares covered by this prospectus will be offered for sale, and the Selling Shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

ComVest Credit Facility

Revolving Credit and Term Loan Agreement

LaPolla entered into a Revolving Credit and Term Loan Agreement with ComVest on February 21, 2007 (the “Credit Facility”). Under the terms of the Credit Facility, ComVest agreed to loan up to $3,500,000 under a revolving credit note and $2,000,000 under a convertible term note to us. We entered into an Amendment on June 12, 2007 (“Amendment No. 1”) to the Credit Facility pursuant to which ComVest agreed to loan up to an additional $1,500,000 under the revolving credit note, which makes up to $5,000,000 available under the revolving credit note alone and brings the total Credit Facility to $6,500,000. Moreover, we agreed to modify the existing warrants originally issued contemporaneously with the establishment of the Credit Facility, and we issued a new warrant contemporaneously with entering into Amendment No. 1. In connection with the Credit Facility, as amended, we issued the following securities to ComVest for the following consideration:

•
A Convertible Note with a maturity date of February 28, 2010, in the original principal amount of $2,000,000, which amount is convertible into up to 2,500,000 shares of Common Stock at a Conversion Price of $.80 per share, subject to certain adjustments as set forth in the Convertible Note;

•
Warrant CV-1 to purchase up to 500,000 shares of Common Stock at an exercise of $.63 per share, subject to certain adjustments as set forth in the Warrant CV-1, with a termination date of February 29, 2012;

•
Warrant CV-2 to purchase up to 500,000 shares of Common Stock, of which 250,000 shares at an exercise of $.63 per share and 250,000 shares at an exercise price of $.77 per share, subject to certain adjustments as set forth in the Warrant CV-2, with a termination date of February 29, 2012;

•
Warrant CV-3 to purchase up to 500,000 shares of Common Stock at an exercise of $.77 per share, subject to certain adjustments as set forth in the Warrant CV-3, with a termination date of February 29, 2012.

•
Warrant CV-4 to purchase up to 250,000 shares of Common Stock at an exercise of $.55 per share, subject to certain adjustments as set forth in the Warrant CV-4, with a termination date of February 29, 2012.

Convertible Note

In connection with the Credit Facility, as amended, described above, LaPolla entered into the Convertible Note with ComVest. The Convertible Note accrues interest at the rate of 10% per annum, payable monthly in arrears on the last day of each calendar month commencing March 31, 2007. The principal of this Convertible Note is payable in 30 equal monthly installments of $66,666.67 each, due and payable on the last day of each calendar month commencing September 30, 2007 unless earlier converted into Common Stock. The Convertible Note is convertible, in whole or in part, into shares of Common Stock at the option of ComVest, at any time and from time to time, at the Conversion Price. On the other hand, LaPolla has the right to require ComVest to convert the Convertible Note, at any time and from time to time, subject to the following conditions being met: (i) we are not in any continuing Default or Event of Default as defined in and under the Loan Agreement, (ii) our Common Stock is then traded or listed for trading on any national securities exchange or the NASDAQ National Market or NASDAQ Capital Market, (iii) a valid registration statement is in effect, such that the Common Stock is will be freely tradable immediately upon issuance at such time, (iv) we are current in all of our required filings with the SEC, (v) our Common Stock’s Trading Price, defined as the closing sale price on the date of conversion, for each of the 20 consecutive trading days immediately prior thereto has been equal to or greater than 165% of the Conversion price in effect on each such trading day, and (vi) our Common Stock’s average daily trading volume has been equal to or greater than 100,000 shares, subject to adjustment for any stock split, stock dividend, combination of shares, recapitalization or other such event, during the immediately prior 3 months.

Warrants

In connection with the Credit Facility, as amended, described above, LaPolla issued four warrants to purchase an aggregate of 1,750,000 shares of LaPolla common stock at a price premium to market. Each of the warrants issued to ComVest are exercisable, in whole or in part, at any time and from time to time from and after the date of issuance until February 29, 2012 (“Expiration Date”), for fully paid and nonassessable shares (“Warrant Shares”) of our Common Stock. No fractional Warrant Shares are permitted. The exercise price for the Warrant Shares is payable in cash or by check. Additionally, the warrants provide for a cashless exercise, which means that in lieu of payment of the exercise price, ComVest or its registered assigns (“Holder”), may exercise a warrant, in whole or in part, by presentation and surrender of the warrant to us, together with a duly executed Cashless Exercise Form. Acceptance of a properly executed Cashless Exercise Form by us will serve as receipt of payment and we will issue to the Holder the number of Warrant Shares so purchased. In the event of a cashless exercise, the Holder will exchange a warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which the warrant is being exercised by a fraction, (a) the numerator of which is the difference between (i) the then current market price for each share of Common Stock, and (ii) the exercise price, and (b) the denominator of which is the then current market price for each share of Common Stock.

The then current market price for each share of Common Stock is defined as the average of the daily trading price for the 10 consecutive trading days immediately prior to the cashless exercise. The exercise price and number of shares purchasable under each warrant is subject to adjustment from time to time for recapitalizations, reclassifications, extraordinary dividends, and upon distributions, mergers, consolidations, exchanges, or certain issuances of common stock, but in no case will the exercise price be reduced below the par value of the Common Stock.

Adjustment Upon Certain Issuances of Common Stock

If we, at any time or from time to time after the issuance of the Convertible Note and the Warrants described above, issue or sell any Additional Shares of Common Stock (as defined below), other than for recapitalizations, reclassifications, extraordinary dividends, and upon distributions, mergers, consolidations, or exchanges, for a price per share that is less than the Conversion Price (in the case of the Convertible Note) or Exercise Price (in the case of the Warrants) then in effect, then in each such case, the then applicable Conversion Price or Exercise Price will automatically be reduced on the date of such issue or sale to a new price (“Adjusted Price”). The Adjusted Price is determined by multiplying the Conversion Price or Exercise Price, as the case may be, then in effect by a fraction (i) the numerator of which will be (A) the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration receivable by us for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price or Exercise Price, and (ii) the denominator of which will be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. The number of shares of Common Stock deemed to be outstanding as of a given date is the sum of (x) the number of shares of Common Stock actually outstanding, (y) the number of shares of Common Stock into which the Convertible Note could be converted or Warrants that could be exercised on the day immediately preceding the given date, and (z) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date. Additional Shares of Common Stock means all shares of Common Stock, and all options, warrants, convertible securities or other rights to purchase or acquire shares of Common Stock, issued by us other than (i) Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding, or pursuant to and in accordance with stock purchase or stock option plans as in effect as of February 21, 2007, and (ii) shares of Common Stock and/or options, warrants or other shares of Common Stock purchase rights for up to an aggregate of 900,000 shares of Common Stock, where such options, warrants or other rights are issued both (A) with exercise prices per each share of Common Stock at the then-current fair market value of a share of Common Stock, as determined in good faith by our Board of Directors or Compensation Committee, and (B) to employees, officers or directors of, or consultants to, us pursuant to stock purchase or stock option plans or other arrangements that are approved by our Board of Directors or Compensation Committee and by our shareholders.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock being offered under the prospectus (each a “Selling Shareholder”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	through writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. In connection with the sale of the common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. LaPolla has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed on for us by Sierchio Greco & Greco, LLP, White Plains, New York.

EXPERTS

The consolidated financial statements of LaPolla Industries, Inc. appearing in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2006 (as filed with the SEC on March 30, 2007) have been audited by Baum & Company, P.A., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus
Subject to Completion—Dated June 20, 2007
4,250,000 Shares
LAPOLLA INDUSTRIES, INC.
Common Stock

June 20, 2007

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, any information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Filing Fee	$97.86
Legal Fees and Expenses	10,000.00
Printing and Miscellaneous	500.00
Total Expenses	$10,597.86

All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Restated Certificate of Incorporation, as amended from time to time, and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has obtained liability insurance for the benefit of its directors and officers.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, on this 20thday of June, 2007.

LAPOLLA INDUSTRIES, INC.

By	/s/ Douglas J. Kramer
Douglas J. Kramer
CEO and President and Director
(Principal Executive Officer)

By	/s/ Timothy J. Novak
Timothy J. Novak
CFO and Treasurer
(Principal Financial Officer)

By	/s/ Michael T. Adams
Michael T. Adams
CGO, EVP, Secretary, and Director

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael T. Adams, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Rule 462(b) Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard J. Kurtz	Chairman of the Board	June 20, 2007
Richard J. Kurtz

/s/ Arthur J. Gregg	Director	June 20, 2007
Lt. Gen. Arthur J. Gregg, US Army (Ret.)

/s/ Jay C. Nadel	Director	June 20, 2007
Jay C. Nadel

/s/ Augustus J. Larson	Director	June 20, 2007
Augustus J. Larson

/s/ Howard L. Brown	Director	June 20, 2007
Howard L. Brown

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Revolving Credit and Term Loan Agreement between LaPolla and ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.1 to Form 8-K dated and filed February 23, 2007).
4.2
Amendment No. 1 to Revolving Credit and Term Loan Agreement between LaPolla and ComVest dated June 12, 2007 (incorporated by reference to Exhibit 10.7 to Form 8-K dated June 12, 2007 filed June 14, 2007).

4.3	Convertible Term Note between LaPolla and ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.2 to Form 8-K dated and filed February 23, 2007).
4.4	Amended and Restated Convertible Term Note between LaPolla and ComVest dated June 12, 2007 (incorporated by reference to Exhibit 10.8 to Form 8-K dated June 12, 2007 filed June 14, 2007).
4.5	Warrant No. CV-1 To Purchase Shares of Common Stock to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.4 to Form 8-K dated and filed February 23, 2007).
4.6	Warrant No. CV-2 To Purchase Shares of Common Stock to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.5 to Form 8-K dated and filed February 23, 2007).
4.7	Warrant No. CV-3 To Purchase Shares of Common Stock to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.6 to Form 8-K dated and filed February 23, 2007).
4.8	Warrant No. CV-4 To Purchase Shares of Common Stock to ComVest dated June 12, 2007 (incorporated by reference to Exhibit 10.10 to Form 8-K dated June 12, 2007 filed June 14, 2007).
4.9	Registration Rights Agreement between LaPolla and ComVest dated February 21, 2007 (incorporated by reference to Exhibit 99.2 to Form 8-K dated and filed February 23, 2007).
4.10	Extension Under Registration Rights Agreement dated June 12, 2007 (incorporated by reference to Exhibit 99.3 to Form 8-K dated June 12, 2007 filed June 14, 2007).
5.1	Opinion of Sierchio Greco & Greco, LLP (To be filed by amendment as part of Consent of legal counsel).
23.1	Consent of Baum & Company, PA
23.2	Consent of Sierchio Greco & Greco, LLP (To be filed by amendment as part of Opinion of legal counsel).
24.1	Power of Attorney (included on signature page)